                                                                    Exhibit 99.1

         Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them.

Dated:  February 14, 2002

                                 Draper Fisher Associates Fund IV, L.P.

                                 By:    /s/   Tim Draper
                                       -----------------------------------------
                                       Name:  Tim Draper
                                       Title: Managing Director



                                 Draper Fisher Management Company IV, LLC

                                 By:    /s/   Tim Draper
                                       -----------------------------------------
                                       Name:  Tim Draper
                                       Title: Managing Director

                                  /s/  Timothy C. Draper
                                 -----------------------------------------------
                                 Timothy C. Draper

                                  /s/  John H.N. Fisher
                                 -----------------------------------------------
                                 John H.N. Fisher

                                  /s/  Stephen T. Jurvetson
                                 -----------------------------------------------
                                 Stephen T. Jurvetson

                                 Draper Fisher Partners IV, LLC

                                 By:    /s/    Tim Draper
                                      ------------------------------------------
                                       Name:   Tim Draper
                                       Title:  Managing Director